Exhibit 99.1

NetLogic Microsystems Contact:	Investor Relations Contact:
Mike Tate	Leslie Green
VP and CFO	Green Communications, Inc.
650-230-5708	(650) 312-9060
mtate@netlogicmicro.com	ir@netlogicmicro.com

NetLogic Microsystems to Acquire Aeluros, Inc., a Leading

Provider of Low-Power 10-Gigabit Interface Technologies and Products

Aeluros’ high-speed, low-power interface and interconnect technologies to accelerate NetLogic Microsystems’ leadership in next-generation knowledge-based processors

Mountain View, Calif. – Oct. 24, 2007 – NetLogic Microsystems, Inc. [NASDAQ: NETL], the leader in the design and development of knowledge-based processors, today announced it has signed a definitive agreement to acquire Aeluros, Inc., a privately-held, fabless provider of industry-leading 10-Gigabit Interface technologies and semiconductor products. Low-power, multi-gigabit interface technology is an increasingly important component in driving next-generation knowledge-based processors, as well as in enabling 10-Gigabit Ethernet (10GE) physical layer (PHY) connectivity for enterprise and datacenter networks.

Since its founding in 2001, the Aeluros team has delivered significant innovation to the performance, functionality and low-power operation of 10GE PHY technology. This leadership in 10GE PHY technology has led to Aeluros’ products being designed into numerous next-generation systems at leading networking OEMs and optical module manufacturers.

Through the acquisition, NetLogic Microsystems also expects to expand its worldwide leadership in knowledge-based processors by delivering next-generation processors that incorporate the industry’s best-in-class, ultra low power interface technology from Aeluros. Leading original equipment manufacturers (OEMs) are driving the requirements for higher speed interfaces at lower power and lower cost to support bandwidth-hungry video applications in the enterprise and datacenter. NetLogic Microsystems expects the acquisition of Aeluros to raise the bar of innovation for the industry and to accelerate its next-generation knowledge-based processor roadmap.

“We are very excited to have such a very strong and proven team join NetLogic Microsystems. Aeluros will provide us with a strong leadership position in interface technology for our next-generation knowledge-based processors, and will complement our team and product portfolio with their advanced portfolio of 10GE products,” said Ron Jankov, president and CEO of NetLogic Microsystems. “We believe this synergistic combination will allow us to continue to deliver highly compelling products to our customers and partners.”

Aeluros is headquartered in Mountain View, Calif., and comprises one of the industry’s most experienced team of high-caliber analog engineers. The team’s expertise in developing low-power 10-Gigabit interface technology in mainstream CMOS process is a compelling differentiator, and represents a scarce engineering talent that will form the center of excellence in high-speed interface technology for NetLogic Microsystems.

“Aeluros’ leadership in high-speed interface technology is very complementary with NetLogic Microsystems’ leadership in knowledge-based processing,” said Stefanos Sidiropoulos, CEO of Aeluros. “The combination will enable us to deliver best-in-class interface technology for next-generation knowledge-based processors as well as to enhance the market success of Aeluros’ 10GE physical layer products and our ability to serve our customers.”

Aeluros’ existing 10GE physical layer products are expected to benefit from the same market drivers as for NetLogic Microsystems’ knowledge-based processor. These include the growth in 10-Gigabit Ethernet ports in switches and routers for the enterprise, the upgrade of the telecom infrastructure to support Internet Protocol Television (IPTV), and the new 10GE IP-backbone for advanced mobile wireless and application-aware networking.

NetLogic Microsystems expects to pay $57 million in cash upon the closing of the transaction in exchange for all of the outstanding equity securities of Aeluros. NetLogic Microsystems will reserve approximately 115,000 shares of common stock for future issuance upon the exercise of unvested employee stock options of Aeluros that will be assumed by NetLogic Microsystems and will be subject to continued employment vesting requirements. In addition, under the terms of the definitive agreement, NetLogic Microsystems may pay up to an additional $20 million upon the attainment of performance milestones for the acquired business. A portion of the consideration payable to the stockholders of Aeluros will be placed into escrow pursuant to the terms of the definitive agreement. The acquisition has been approved by both companies’ Board of Directors and is subject to customary closing conditions. The acquisition is expected to close within the next 10 days.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ:NETL - News), a fabless semiconductor company headquartered in Mountain View, California, designs, develops and markets high performance knowledge-based processors for a variety of advanced wireline and mobile wireless networking systems, such as routers, switches, wireless infrastructure equipment, network security appliances, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors employ an advanced processor architecture and a large knowledge or signature database containing information on the network, as well as applications and content that run on the network, to make complex decisions about individual packets of information traveling through the network. Knowledge-based processors from NetLogic Microsystems significantly enhance the ability of networking original equipment manufacturers (OEMs), to supply network service providers with systems offering more advanced functionality for the Internet, such as high-definition video delivery over the Internet (IPTV), voice transmission over the Internet (VoIP), unified threat management (UTM), virtual private networks (VPN), rich content delivery over mobile wireless networks, and streaming video and audio. For more information about products offered by NetLogic Microsystems, call 650.961.6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

About Aeluros

Aeluros, Inc. is a fabless semiconductor company innovating serial, high-performance, high-density physical layer (PHY) solutions in mainstream CMOS technology. Led by a technical and business management team with a unique understanding of the intricacies involved in building highly integrated 10 Gbps systems, Aeluros has successfully delivered to the communications and computing markets a series of analog-intensive IC devices and IP cores demonstrating distinct advantages in density, power, performance and cost. Aeluros’s list of industry firsts includes the industry’s 1st 10G PHY/SerDes (XAUI) with integrated EDC (10GBASE-LRM) for X2-LRM and SFP+ applications. For more information about Aeluros, please visit the company’s Web site at www.aeluros.com.

NetLogic Microsystems and the NetLogic Microsystems logo are trademarks of NetLogic Microsystems, Inc. All other trademarks are properties of their respective owners.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, the length of our sales cycles, the timing of our receipt of customer orders during the quarter, our average selling prices, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.